EXHIBIT 4.5

                            CORECOMM LIMITED
                     2000 SPECIAL STOCK OPTION PLAN



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        This CoreComm Limited 2000 Special Stock Option Plan (the "Plan"),
is intended to encourage stock ownership by employees and non-employee directors of CoreComm Limited (the "Corporation") and its divisions and subsidiary corporations and other affiliates, so that they may acquire or increase their proprietary interest in the Corporation, and to encourage such employees and directors who are employees to remain in the employ of the Corporation or its affiliates and to put forth maximum efforts for the success of the business.



        As used in this Plan, the following words and phrases shall have the meanings indicated:

2.1     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

2.2 "DISABILITY" shall mean an Optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

2.3 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

2.4     "FAIR MARKET VALUE" per share as of a particular date shall mean
(i) if the shares of common stock, par value $.01 per share, of the Corporation ("Common Stock") are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, (ii) if the shares of Common Stock are then listed on the NASDAQ Stock Market's National Market or other national securities exchange, the closing sales price per share on the date of grant or on the last preceding date on which there was a sale of such Common Stock on such exchange, or (iii) if the shares of Common Stock are not then traded in an over-the-counter market or listed on NASDAQ or a national securities exchange, such value as the Committee in its discretion may determine.

2.5 "OPTIONEE" shall mean a person who has been granted an option under the Plan.

2.6 "PARENT CORPORATION" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time of granting an Option, each of the corporations other than the Corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.7 "RULE 16b-3" shall mean Rule 16b-3 promulgated under Section 16 of the Exchange Act (or any other comparable provisions in effect at the time or times in question).

2.8 "SUBSIDIARY CORPORATION" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.9 "TEN PERCENT STOCKHOLDER" shall mean an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its Parent or Subsidiary Corporations.

        The Plan shall be administered by the Compensation and Option Committee of the Corporation's Board of Directors or such other committee appointed either by the Board of Directors of the Corporation (the "Board") or by such Compensation and Option Committee (the "Committee"); provided, however, to the extent determined necessary to satisfy the requirements for exemption from Section 16(b) of the Exchange Act, with respect to the acquisition or disposition of securities hereunder, action by the Committee may be by a subcommittee of a committee of the Board composed solely of two or more "non-employee directors," within the meaning of Rule 16b-3, appointed by the Board or by the Committee, or by a committee composed solely of two or more "non-employee directors," within the meaning of Rule 16b-3, as a result of the refusal of those members who do not qualify as non-employee directors; and, provided further, to the extent determined necessary to satisfy the requirements for the exception for qualified performance based compensation under Section 162(m) of the Code and the treasury regulations thereunder, action by the Committee may be by a committee comprised solely of two or more "outside directors," within the meaning of Section 162(m) of the Code and the treasury regulations thereunder, appointed by the Board or by the Committee. Notwithstanding anything in the Plan to the contrary, and to the extent determined to be necessary to satisfy an exemption under Rule 16b-3 with respect to a grant hereunder (and, as applicable, with respect to the disposition to the Corporation of a security hereunder), or as otherwise determined advisable by the Committee, the terms of such grant and disposition under the Plan shall be subject to the prior approval of the Board. Any prior approval of the Board, as provided in the preceding sentence, shall not otherwise limit or restrict the authority of the Committee to make grants under the Plan, including, but not limited to, the authority of the Committee to make grants qualifying for the performance-based compensation exception under
Section 162(m) of the Code and the treasury regulations thereunder.

        The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine which Options shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Code, and which Options shall constitute nonqualified stock options; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Options (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

        The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee may be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at any meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

        No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

        Options may be granted (i) to employees (including, without limitation, officers and directors who are employees) of the Corporation, its present or future divisions, Subsidiary Corporations and Parent Corporations and (ii) in the case of Nonqualified Stock Options, to non-employee directors of the Corporation and to employees of an affiliated entity of the Corporation (an "Affiliated Entity") which is designated by the Board to participate in the Plan. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A person to whom an option has been granted hereunder is sometimes referred to herein as an "Optionee."

        An Optionee shall be eligible to receive more than one grant of an Option during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

        The stock subject to Options hereunder shall be shares of the Corporation's Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan may equal but shall not exceed 2,880,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 8(j) hereof.

        In the event that any outstanding Option under the Plan for any reason expires or is canceled, surrendered or otherwise terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options under the Plan. Notwithstanding the foregoing, the expiration, cancellation, surrender or termination of an Option, to the extent consistent with
Section 162(m) of the Code and the treasury regulations thereunder, shall not be disregarded for purposes of applying the individual limit on the maximum number of shares, as provided in Section 8(e), that may be purchased in connection with Options granted under the Plan with respect to any individual.

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        Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 8 hereof.

6.1 VALUE OF SHARES. In no event may Incentive Stock Options be granted to an Optionee to the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which such Options granted under this Plan and all other option plans of the Corporation and any Parent or Subsidiary Corporation which would become exercisable for the first time by an Optionee during any calendar year exceeds $100,000.

6.2 TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the exercise price (the "Option Price") of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of such Incentive Stock Option, and
(ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.


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        Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8 hereof.


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        Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement (an "Option Agreement") between the Corporation and the Optionee, which agreement shall comply with and be subject to the following terms and conditions:



8.1     NUMBER OF SHARES.    Each Option Agreement shall state the number of
shares of Common Stock to which the Option relates.

8.2 TYPE OF OPTION. Each Option Agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option.

8.3 OPTION PRICE. The Option Price, in the case of Incentive Stock Options, shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of the Option, and, in the case of Nonqualified Stock Options, shall be the price determined by the Committee. The Option Price shall be subject to adjustment as provided in Section 8(j) hereof.

8.4 MEDIUM AND TIME OF PAYMENT. Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the Option Agreement, which may include cash (including cash equivalents, such as by certified or bank check payable to the Corporation), delivery of unrestricted shares of Common Stock that have been owned by the Optionee or, as applicable, a transferee (as provided in Section 8(i)) for at least six months, any other manner permitted by law as determined by the Committee, or any combination of the foregoing.

8.5 TERM AND EXERCISE OF OPTIONS. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Option Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate; and further provided, however, that such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period may be subject to earlier termination as provided in Section 8(g) and 8(h) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or to such individuals) as the Committee may from time to time designate.

8.6 LIMITATION ON AWARDS. Grants of options under the Plan to any individual in any calendar year shall be limited to Options to purchase no greater than 1,000,000 shares of Common Stock.

8.7 TERMINATION. The Committee may provide that an option may not be exercised unless the Optionee is then in the employ of the Corporation or a division or any corporation which was at the time of grant of such Option, a Subsidiary Corporation or Parent Corporation thereof (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies) or an Affiliated Entity, and unless the Optionee has remained continuously so employed since the date of grant of the Option. The Committee may further provide that, in the event that the employment of such an Optionee shall terminate (other than by reason of death, Disability or, in the case of Nonqualified Stock Options, retirement), all Options granted to such Optionee or transferred by such Optionee (as provided in Section 8(i)) that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after such termination; provided, however, that if the employment of such an Optionee shall terminate for cause (as determined by the Committee, in its good faith discretion), all Options theretofore granted to such Optionee or transferred by such Optionee (as provided in Section 8(i)) shall, to the extent not theretofore exercised, terminate forthwith.
Nothing in the Plan or in any Option granted pursuant hereto shall confer upon an individual any right to continue in the employ of the Corporation or any of its divisions, Parent or Subsidiary Corporations or Affiliated Entities or interfere in any way with the right of the Corporation or any such division, Parent or Subsidiary Corporation or Affiliated Entity to terminate such employment. An Option subject to the provisions of this
Section 8(g) is referred to herein as an "Employment Option."

8.8 DEATH, DISABILITY OR RETIREMENT OF OPTIONEE. If an Optionee who has been granted an Employment Option shall die while employed by the Corporation or a division or any corporation which was, at the time of grant of such Employment Option, a Subsidiary Corporation or Parent Corporation thereof (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the Employment Option in a transaction to which Section 424(a) of the Code applies) or an Affiliated Entity, or within three (3) months after the termination of such Optionee's employment, other than for cause, or if the Optionee's employment shall terminate by reason of Disability (or, in the case of Nonqualified Stock Options, retirement), all Employment Options theretofore granted to such Optionee or transferred by such Optionee (as provided in Section 8(i)), to the extent otherwise exercisable at the time of death or termination of employment, may, unless earlier terminated in accordance with their terms, be exercised by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such Employment Option by bequest or inheritance or otherwise by reason of death or Disability of the Optionee or by a transferee (as provided in Section 8(i)), at any time within one year after the date of death, Disability or retirement of the Optionee.

8.9     NONTRANSFERABILITY OF OPTIONS.  Except as provided in this
Section 8(i), no Option granted hereunder shall be transferable by the Optionee to whom granted, other than by will or the laws of descent or distribution, and the Option may be exercised during the lifetime of such Optionee only by the Optionee or such Optionee's guardian or legal representative. Subject to such conditions as the Committee may prescribe, an Optionee may, upon providing written notice to the General Counsel of the Corporation, elect to transfer the Nonqualified Stock Option granted to such Optionee, without consideration therefor, to members of his or her immediate family (as defined below), to a trust or trusts maintained solely for the benefit of the Optionee and/or the members of the Optionee and/or the members of his or her immediate family, or to a partnership whose only partners are the Optionee and/or the members of his or her immediate family. Any purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance that does not qualify as a permissible transfer under this Section 8(i) shall be void and unenforceable against the Plan and the Corporation. For purposes of this Section 8(i), the term "immediate family" shall mean, with respect to a particular Optionee, the Optionee's spouse, children or grandchildren, and such other persons as may be determined by the Committee. The terms of any such Option Agreement and the Plan shall be binding upon a permissible transferee, and the beneficiaries, heirs and successors of the Optionee and, as applicable, a permissible transferee. Notwithstanding anything in the Plan to the contrary, the Committee or Board may also provide that certain Options granted pursuant to the Plan shall be fully and immediately transferable.

8.10    EFFECT OF CERTAIN CHANGES.

(a) (1) If there is any change in the number of shares of Common Stock through the declaration of stock or cash dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or other corporate transactions affecting the capitalization of the Corporation, the aggregate number of shares of Common Stock available for Options, the aggregate number of shares of Common Stock available for distribution under the Plan to any single individual with respect to Options granted hereunder, the number of such shares covered by outstanding Options, the number of shares set forth in Section 8(f) hereof and the price per share of such Options shall be adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In the event of any other extraordinary corporate transaction, including, but not limited to distributions of cash or other property to the Corporation's shareholders, or in connection with the transaction described in section 424(a) of the Code, the Committee may, in its sole discretion, equitably adjust outstanding Options, in any and all ways, as it deems appropriate, and the Committee's powers shall include without limitation, the power to adjust the number and/or kind of shares or property in respect to which options may be exercised, and the power to change the issuer of the option to give appropriate effect to any such transaction. The Committee may equitably adjust outstanding Options as it deems appropriate.

               (2) Options may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Corporation or a company acquired by the Corporation or with which the Corporation combines ("Substitute Options"). The number of shares of Common Stock of the Corporation underlying any Substitute Options shall be counted against the aggregate number of shares of Common Stock of the Corporation available for Options under the Plan.

               (3) Any shares of Common Stock of the Corporation delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued shares of Common Stock of the Corporation or of treasury shares.

(b) In the event of the proposed dissolution or liquidation of the Corporation, in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or in the event of a merger or consolidation of the Corporation with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or merger or consolidation; or the Committee may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Committee; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Options (unless earlier terminated in accordance with their terms) as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable; provided, further, that failure to provide such notice shall not invalidate or affect the action with respect to which such notice was required.

(c)     If while unexercised Options remain outstanding under the Plan;

               (1) any corporation, person or other entity (other than the Corporation) makes a tender or exchange offer for shares of the Common Stock pursuant to which purchases are made ("Offer"), excluding any tender or exchange offer that would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such transaction; or

               (2) the stockholders of the Corporation approve a definitive agreement to merge or consolidate the Corporation with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, excluding any merger, consolidation, sale or other disposition that would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such transaction; or

               (3) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 20% of the combined voting power of the Corporation is acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act, excluding any transaction excluded from (i) or (ii) above.

               (4) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period), then from and after the date of the first purchase of Common Stock pursuant to such Offer, or the date of any such stockholder approval or adoption, or the date of consummation of the acquisition of such percentage shall have been made, or the date on which the change in the composition of the Board set forth above shall have occurred, whichever is applicable (the applicable date being referred to hereinafter as the "Acceleration Date") , all Options shall be exercisable in full, whether or not otherwise exercisable. Following the Acceleration Date, the Committee shall, in the case of a merger, consolidation or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for Options, and to the amount and kind of shares or other securities or property receivable upon exercise of any outstanding Options after the effective date of such transaction, and the price thereof.

(d)     Paragraphs (2) and (3) of this Section 8(j) shall not apply to
        (i) a merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value or (ii) the transaction contemplated by the Recapitalization Agreement and Plan of Merger By and Among ATX Telecommunications Services, Inc., Thomas Gravina, Debra Buruchian, Michael Karp and the Florence Karp Trust and the Corporation dated as of March 9, 2000. The determination of the applicability of this Section 8(j)(4) shall be made in the sole and complete discretion of the Committee. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

(e) In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(f) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes an Option which is intended to be an Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

(g) Except as hereinbefore expressly provided in this Section 8(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

8.11 RIGHTS AS A STOCKHOLDER. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(j) hereof.

8.12 OTHER PROVISIONS. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of an Option, and (ii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

        Without limiting the generality of the foregoing, the Committee shall have the power to grant options with renewable features as hereinafter described. To the extent an Option with a renewable feature (an "Original Option") subsequently is exercised (including exercise through delivery of
(X) previously acquired shares of Common Stock, (Y) cash, or (Z) shares acquired through the exercise of such Original Option), the Optionee automatically will be granted a the time of such exercise, a new Option
(the "Renewed Option") to purchase the number of shares of Common Stock so delivered, provided, however, that no such Renewed Option shall be granted if, at the time of exercise of the Original Option, either (a) insufficient shares are available under the Plan to cover the grant of the Renewed
Option, or (b) fewer than eighteen months have elapsed since the date on which CoreComm Incorporated ("CCI") distributed the Common Stock to the shareholders of CCI. Each Renewed Option will be exercisable upon substantially the same terms and conditions as the Original Option to which it relates, except that (A) the per share exercise price of the Renewed Option shall be 105% of the Fair Market Value of the Common Stock on the date of exercise of the Original Option, and (B) the Renewed Option shall not itself have renewable features Notwithstanding the foregoing, the Committee shall have full authority to alter the terms of any Renewed
Option at the time of exercise of the Original Option to which it relates.

        If the Committee shall so require, as a condition of exercise, each Optionee shall agree that;

9.1 no later than the date of exercise of any Option granted hereunder, the Optionee will pay to the Corporation or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option, and

9.2 the Corporation shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Optionee.


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        Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board.


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        The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that no amendment that requires stockholder approval under applicable law, under the rules or regulations of any securities exchange or regulatory agency, or in order for the Plan to continue to comply with Rule 16b-3 or, if applicable, to comply with the exception for qualified performance-based compensation under Code Section 162(m), or in order for Options intended to constitute Incentive Stock Options to satisfy the requirements of Section 422 of the Code shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Corporation. Except as provided in Section
8 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Optionee or, as applicable, a transferee, is obtained.



        The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, Sections 162(m) and 422 of the Code, and all provisions hereof shall be construed in a manner to so comply.


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        The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.


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        The Plan shall be governed by the laws of the State of Delaware.


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        The effective date of the Plan is the date the Plan is adopted by the Board.